Exhibit 99.1

MOUNT KNOWLEDGE USA, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Mount Knowledge USA, Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheets of Mount Knowledge USA, Inc. (a development stage company) (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2010 and for the period from September 1, 2009 (inception) through December 31, 2009 and for the period from September 1, 2009 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010 and for the period from September 1, 2009 (inception) through December 31, 2009 and for the period from September 1, 2009 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
March 25, 2011

MOUNT KNOWLEDGE USA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	DECEMBER 31,
	2010	2009

ASSETS
Current Assets
Cash	$40,557	$27,663
Expense advances made to a related party	41,573	45,500
Advances to affiliate	405,950	-
Total current assets	488,080	73,163

TOTAL ASSETS	$488,080	$73,163

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$43,000	$-
Accounts payable – related party	16,840	-
Advances payable	869,354	-
Total current liabilities	929,194	-

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 300,000,000 shares authorized, 250,000,000 shares undesignated
Series A convertible preferred stock, $0.0001 par value, 50,000,000 shares authorized, 8,888,888 shares issued and outstanding	889	889
Common stock, $0.0001 par value, 500,000,000 shares authorized, 19,917,571 and 10,106,066 shares issued and outstanding	1,992	1,011
Additional paid-in capital	2,770,283	475,564
Subscription receivable	(5,000)	-
Deficit accumulated during the development stage	(3,209,278)	(404,301)
Total stockholders’ equity (deficit)	(441,114)	73,163

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$488,080	$73,163

The accompanying notes are an integral part of these financial statements.

MOUNT KNOWLEDGE USA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

		SEPTEMBER 1	SEPTEMBER 1
		2009	2009
	YEAR	(INCEPTION)	(INCEPTION)
	ENDED	THROUGH	THROUGH
	DECEMBER 31,	DECEMBER 31,	DECEMBER 31,
	2010	2009	2010

Revenue	$-	$-	$-

Operating Expenses
Consulting and technology development services	2,129,092	117,500	2,246,592
Sales and marketing services	507,000	250,000	757,000
Management and advisory services	89,920	15,000	104,920
Accounting and audit	10,450	3,000	13,450
Legal services	10,000	15,465	25,465
Other general and administrative	58,515	3,336	61,851
Total operating expenses	2,804,977	404,301	3,209,278

Net Loss	$(2,804,977)	$(404,301)	$(3,209,278)

Net Loss Per Common Share - Basic and Diluted	$(0.22)	$(0.05)

Weighted Average Common Shares Outstanding
– Basic and Diluted	12,679,792	8,023,237

The accompanying notes are an integral part of these financial statements.

MOUNT KNOWLEDGE USA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		SEPTEMBER 1	SEPTEMBER 1
		2009	2009
	YEAR	(INCEPTION)	(INCEPTION)
	ENDED	THROUGH	THROUGH
	DECEMBER 31	DECEMBER 31	DECEMBER 31
	2010	2009	2010

Cash Flows from Operating Activities:
Net loss	$(2,804,977)	$(404,301)	$(3,209,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued for services	123,000	37,500	160,500
Warrant expense	1,458,492	-	1,458,492
Changes in operating assets and liabilities:
Expense advances to a related party	3,927	(45,500)	(41,573)
Accounts Payable – Related Party	16,840	-	16,840
Accounts payable and accrued liabilities	43,000	-	43,000
Net cash used in operating activities	(1,159,718)	(412,301)	(1,572,019)

Cash Flows from Investing Activity:
Advances to affiliate	(405,950)	-	(405,950)
Net cash used in investing activities	(405,950)	-	(405,950)

Cash Flows from Financing Activities:
Advances received	869,354	-	869,354
Proceeds from exercise of warrant	423		423
Proceeds from issuance of preferred stock	-	889	889
Proceeds from issuance of common stock	708,785	439,075	1,147,860
Net cash provided by financing activities	1,578,562	439,964	2,018,526

Net Increase In Cash	12,894	27,663	40,557
Cash, Beginning Of Period	27,663	-	-
Cash, End Of Period	$40,557	$27,663	$40,557

Supplemental Cash Flow Information:
Cash paid for:
Interest	$-	$-	$-
Income taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

MOUNT KNOWLEDGE USA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
SEPTEMBER 1, 2009 (INCEPTION) THROUGH DECEMBER 31, 2010

							DEFICIT
							ACCUMULATED
					ADDITIONAL		DURING THE
	PREFERRED STOCK		COMMON STOCK		PAID-IN	SUBSCRIPTION	DEVELOPMENT
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	RECEIVABLE	STAGE	TOTAL
Sale of preferred stock to founders	8,888,888	$889	-	$-	$-	$-	$-	$889
Sale of common stock to founders	-	-	6,933,352	693	-	-	-	693
Sale of common stock	-	-	2,922,714	293	438,089	-	-	438,382
Common stock issued for services	-	-	250,000	25	37,475	-	-	37,500
Net loss	-	-	-	-	-	-	(404,301)	(404,301)
Balances, December 31, 2009	8,888,888	889	10,106,066	1,011	475,564	-	(404,301)	73,163
Sale of common stock	-	-	4,758,167	476	713,309	(5,000)	-	708,785
Common stock issued for services	-	-	820,000	82	122,918	-	-	123,000
Warrant expense	-	-	-	-	1,458,492	-	-	1,458,492
Issuance of common stock for the exercise of warrants	-	-	4,233,338	423	-	-	-	423
Net loss	-	-	-	-	-	-	(2,804,977)	(2,804,977)
Balances, December 31, 2010	8,888,888	$889	19,917,571	$1,992	$2,770,283	$(5,000)	$(3,209,278)	$(441,114)

The accompanying notes are an integral part of these financial statements.

MOUNT KNOWLEDGE USA, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.	BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Mount Knowledge USA, INC. (“the Company”) is a privately held company and was incorporated in the State of Nevada, U.S.A., on September 1, 2009. The Company’s principal executive offices are in the state of Michigan. The Company was formed for the purpose of providing marketing and sales services of educational bases products and services and, since its formation, has not yet realized any revenues from its planned operations.

Development Stage Company

The Company is a development stage company, as defined by ASC 915 (formerly SFAS 7). The Company is devoting substantially all of its present efforts to developing its business. Costs of start up activities, including organizational costs, are expensed as incurred.

Basic and Diluted Loss per Share

In accordance with ASC Topic 260, “Earnings Per Share” (formerly SFAS 128), the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Loss per share is rounded to the nearest penny. The Company’s outstanding common stock warrants and convertible preferred stock were excluded from the diluted loss per share calculation as their impact would have been anti-dilutive.

Income Taxes

The Company has adopted ASC Topic 740, “Accounting for Income Taxes” (formerly SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Financial Instruments

The Company’s financial instruments consist of cash and expense advances.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flows.

2.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, for the period from September 1, 2009, (inception) through December 31, 2010, the Company generated no revenue and incurred accumulated net losses of $3,209,278. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing. Management has plans to seek additional capital through debt, and private and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.	EXPENSE ADVANCES TO A RELATED PARTY

At December 31, 2010, a company, controlled by a shareholder of Mount Knowledge USA, Inc., providing management and advisory services held prepaid expenses from the Company in the amount of $41,573 (2009 - $45,500). These expense advances are non- interest bearing and will be applied to future services to be rendered.

4.	RELATED PARTY TRANSACTIONS

During the period from September 1, 2009 (inception) through December 31, 2010, the Company incurred the following expenses with related parties in the normal course of business measured at the exchange amount:

a)	sales and marketing services of $507,000 (2009 - $250,000) to a corporate majority shareholder with common directorships; and

b)	management and advisory services of $89,920 (2009 - $15,000) and mileage reimbursement of $1,013 (2009 - $1,200) to a company with common directorships;

c)	technology development services of $417,000 (2009 – Nil) to a corporate shareholder with common directorships.

Accounts payable to related parties totaled $16,840 and zero as of December 31, 2010 and 2009, respectively. These represented payables for services provided by an entity controlled by the Company’s president.

During 2010, the Company made advances to its affiliate, Mount Knowledge Holdings, Inc., totaling $405,950. The advances are unsecured, bear no interest and are due on demand. As of December 31, 2010, the unpaid balance of these advances was $405,950.

During 2010, the Company received cash advances from shareholders totaling $869,354. The advances are unsecured, bear no interest and are due on demand. In March 2011, $719,354 of these advances were converted into 4,795,694 common shares of the Company.

Sales Agent Agreement

On September 4, 2009, the Company entered into an agreement to acquire the assignment of a sales agent agreement with the Company’s sole shareholder at the time, Mount Knowledge Inc. The sales agent agreement was originally executed on March 12, 2009 between Mount Knowledge USA, Inc. and Tianjin You He Trading Co., Ltd. The Company received all rights, title, interest and benefits of the contract; and in addition to assume and agreed to perform all the remaining executor obligations of assignor under the contract.

As consideration for the assignment, the Company gave the assignor rights to purchase 8,888,888 shares of Series A Convertible Preferred Stock at $0.0001 per share, and warrants to purchase 4,233,338 shares of common stock at $0.0001 per share, with a term of 12 months. The rights to purchase the preferred shares and the common stock warrants were issued to the Company’s founders. As the rights to purchase the preferred shares and the common stock warrant were issued at inception to the Company’s founders, the fair value of the instruments was considered to be nominal.

5.	ADVANCES PAYABLE

During 2010, the Company received cash advances totaling $869,354. On December 31, 2010, these advances were converted to notes payable which are unsecured, bear interest at 5% per annum beginning December 31, 2010 and mature on December 31, 2011. In March 2011, $719,354 of these advances was converted into 4,795,694 common shares of the Company.

6.	STOCKHOLDERS’ EQUITY

As of December 31, 2010, the Company’s authorized shares consisted of the following:

a)	300,000,000 preferred shares with 50,000,000 designated as Series A convertible, par value $0.0001

b)	500,000,000 common shares, par value $0.0001

Preferred Stock

On September 4, 2009, the Company sold an aggregate of 8,888,888 shares of Series A Convertible Preferred Stock for an aggregate amount of $889 at $0.0001 per share to the Company’s founders. The Series A preferred shares have the right to vote at one vote per share. In addition, the shares are convertible into shares of common stock of the Company on a basis of one-to-two (1:2) ratio at a rate of 25% the end of each calendar year quarter or convert any or all shares after 2 years. The preferred shares do not bear dividends.

The Company evaluated the Series A preferred stock for derivative treatment under FASB ASC 815 and determined that the shares are not required to be accounted for as derivatives. The Company then evaluated the convertible preferred stock under FASB ASC 470 and determined it contained a beneficial conversion feature. The intrinsic value of the beneficial conversion feature was determined to be nominal. Also, the Company evaluated whether or not the convertible preferred stock should be classified as a liability or equity under ASC 815 and determined that the preferred shares met the requirements for classification as equity.

Common Stock

On September 2, 2009, the Company issued 6,933,352 common shares at $0.0001 per share for cash proceeds of $693 to its founders.

On September 16, 2009, and by subsequent amendment and restatement on February 15, 2011, the Company offered, by private placement offering memorandum, the sale of up to 30,000,000 shares of its common stock, at a price of $0.15 per share, for a maximum offering of $4,500,000. Under this offering, during 2010, the Company issued 4,758,167 common shares (2009 – 2,922,714 common shares), for cash proceeds of $708,785 and a subscription receivable of $5,000 (2009 - $438,382).

During December 2010, the Company issued 820,000 common shares (2009 – 250,000 common shares) for services valued at $123,000 (2009 - $37,500).

During 2010, 4,233,338 share purchase warrants were exercised for the issuance of 4,233,338 common shares, for proceeds of $423 received in 2011.

Common Stock Warrants

A summary of the Company’s warrant activity for the period from September 1, 2009 through December 31, 2010 is as follows:

		WEIGHTED
		AVERAGE
	NUMBER	EXERCISE
	OF SHARES	PRICE
Balance, September 1, 2009 (inception)	-	$-
Granted	4,233,338	0.0001
Balance, December 31, 2009	4,233,338	0.0001
Exercised	(4,233,338)	(0.0001)
Granted	10,000,000	0.15
Balance, December 31, 2010	10,000,000	$0.15

Exercisable at December 31, 2010	10,000,000	$0.15

The warrants issued during 2009 were issued to the Company’s founders. At December 31, 2010 and 2009, the exercise prices and the weighted average remaining contractual life of the warrants outstanding were $0.15 and $0.0001 and 1.99 years and 4.92 years, respectively. The intrinsic value of the exercisable warrants outstanding at December 31, 2010 and 2009 was zero.

The Company evaluated its warrants under FASB ASC 815 for consideration of derivative treatment and determined they do not qualify to be accounted for as derivatives.

On December 1, 2010, the Company entered into an agreement for consulting and advisory services. Compensation comprised cash compensation of $20,000 per month for a 12 month term, with automatic monthly renewals. Further to this agreement, the Company granted a 10,000,000 common share purchase warrant for the purchase of 10,000,000 common shares in the Company at $0.15 per share. The warrants expire on December 1, 2015 and vest immediately. The fair value of the warrants was determined to be $1,458,492 using the Black-Scholes stock option valuation model. The significant assumptions used in the valuation were: the exercise price noted above; the market value of the Company's common stock on December 1, 2010, $0.15; expected volatility of 195.51%; risk free interest rate of 1.64%; and an expected term of 5 years.

7.	INCOME TAXES

a)	Income Tax Provision

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes. The difference results from the following items:

	2010	2009
Tax benefit at the federal statutory rate	$553,447	$137,462
Valuation allowance	(553,447)	(137,462)
Income tax benefit (expense)	$-	$-

b)	Significant components of the Company’s deferred income tax assets are as follows:

	2010	2009
Deferred income tax assets	$539,847	$137,462
Valuation allowance	(539,847)	(137,462)
Net deferred tax assets	$-	$-

c)

The Company has incurred operating losses of approximately $1,627,786, which, if unutilized, will fully expire in 2030. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance.

8.	SUBSEQUENT EVENTS

a)	Between January and March 2011, the Company issued an aggregate of 2,611,667 common shares for cash proceeds of $391,705.

b)	On March 16, 2011, the Company issued an aggregate of 4,795,694 common shares to repay $719,354 of advances payable.